UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Ballistic Recovery Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BALLISTIC RECOVERY SYSTEMS, INC.

300 Airport Road

South St. Paul, Minnesota 55075

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, MARCH 16, 2004

TO THE SHAREHOLDERS OF BALLISTIC RECOVERY SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ballistic Recovery Systems, Inc. (the “Company”) will be held at 9:00 a.m., Central Time on Tuesday, March 16, 2004 at Fleming Field, New Terminal Building, 1725 Henry Avenue, South St. Paul, Minnesota 55075, for the following purposes:

1.               To elect five directors to serve on the Board of Directors.

2.               To consider and vote upon the proposed Ballistic Recovery Systems, Inc. 2004 Stock Option Plan.

3.               To transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments thereof is the close of business on January 20, 2004.  The stock transfer books will not be closed between the record date and the date of the meeting.  A list of shareholders entitled to vote at the meeting will be available for inspection at the Company’s principal executive offices.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy card as promptly as possible.  To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you intend to be at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Douglas H. Petersen

Douglas H. Petersen
Corporate Secretary

Dated: January 20, 2004

WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BALLISTIC RECOVERY SYSTEMS, INC.

300 Airport Road

South St. Paul, Minnesota 55075

(651) 457-7491

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MARCH 16, 2004

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ballistic Recovery Systems, Inc. (also the “Company”) for use at our annual meeting of shareholders to be held Tuesday, March 16, 2004, at 9:00 a.m., Central Time, at Fleming Field, New Terminal Building, 1725 Henry Avenue, South St. Paul, Minnesota 55075, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about February 6, 2004, along with our 2003 Annual Report to Shareholders.  Due to the added disclosure requirements under the Sarbanes-Oxley Act, the Company has chosen to utilize its 2003 Form 10KSB as the content for the 2003 Annual Report.  The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone or facsimile.

Voting

Only shareholders of record at the close of business on January 20, 2004 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On January 20, 2004, there were 6,245,928 shares of the Company’s common stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted.  A majority of the outstanding shares of common stock must be present or represented by proxy at the meeting in order to have a quorum.  Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting.  In the election of directors, the five nominees receiving the highest number of affirmative votes will be elected.  Proposal Nos. 2 and 3 require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum.  Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.  If the person present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.  Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  You may revoke your proxy at any time before the proxy vote is cast at the annual meeting by giving written notice of revocation to Douglas H. Petersen, Corporate Secretary of the Company, by submitting a later-dated proxy or by voting in person at the annual meeting.

Recommendations of the Board of Directors

The Company’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal 1) and FOR the proposed Ballistic Recovery Systems, Inc. 2004 Stock Option Plan (Proposal 2).

PROPOSAL 1.  ELECTION OF DIRECTORS

The business and affairs of Ballistic Recovery Systems, Inc. are managed under the direction of our Board of Directors, which presently is comprised of five members. Each of our directors is elected until the next annual meeting of shareholders and until the director’s successor has been elected and qualifies to serve as a director. The Board of Directors has nominated and recommends that you vote FOR the five nominees named below for election as directors. All of the nominees presently are members of the Board of Directors.

Unless otherwise specified, the proxy holders intend to vote FOR the election of the five nominees listed below. If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or the Board of Directors may nominate candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

The nominees for election to our Board of Directors provided the following information about themselves.

THOMAS H. ADAMS, JR., age 67, director since 1986.  Mr. Adams retired during 1996 from his position as a Northwest Airlines 747 captain flying Trans-Pacific routes. Mr. Adams is a board member of the International Aerobatics Club and an active experimental aerobatics pilot and past member of the national aerobatics team.

DARREL D. BRANDT, age 61, director since 1991.  Mr. Brandt was the acting CEO for the Company from December 1991 through November 1995. Mr. Brandt is an independent real estate developer and private investor.  Mr. Brandt is the Chairman of the Compensation Committee and a member of the Audit Committee.

ROBERT L. NELSON, age 60, director since 1993.  Mr. Nelson serves as the Company’s Chairman of the Board.  He is the president of Robert L. Nelson and Associates, a consulting firm specializing in aviation.  Mr. Nelson is an instrument rated private pilot and, through December 2000, was on the executive board of the Twin Cities Salvation Army.  In addition he is a member of the Woodbury Economic Development Authority and an arbitrator for the NASD.  Until March 1998, Mr. Nelson was president and chief operations officer of Wipaire, Inc. an aviation float manufacturer.  Mr. Nelson’s past experience in aviation includes positions with Cessna Aircraft Company, Rockwell Aviation Corporation, Grumman American, Grumman Corporation, Senior Vice President of lending with an aviation emphasis, and past president and founder of the National Aircraft Finance Association.  Mr. Nelson is the Chairman of the Audit Committee and a member of the Compensation Committee.

BORIS POPOV, age 57, director since 1980.  Mr. Popov is the founder of the Company and holds the title of Chairman Emeritus.  Mr. Popov is president of Northern Sun, Inc., a privately owned St. Paul, Minnesota based Company that is engaged in aircraft equipment sales.  He is also a private pilot.  Mr. Popov is a member of the Compensation Committee.

MARK B. THOMAS, age 41, director since 1999.  Mr. Thomas has been the Company’s President and CEO since November 1995, prior to which he was the Company’s COO and CFO. He is a Certified Public Accountant and his past experience includes Chief Financial Officer for an 18-station radio broadcasting group, Accounting Manager for the wholesale division of Holiday Companies, Inc., Corporate Accounting Manager for CVN Companies, Inc., which was acquired by QVC, and Senior Auditor for a public accounting firm.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended September 30, 2003, the Board of Directors met seven times. Each of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.  Below is a table that provides membership and meeting information for each of the Board committees:

Name	Audit	Compensation
Mr. Adams
Mr. Brandt	X	Chair
Mr. Nelson	Chair	X
Mr. Popov		X
Mr. Thomas
Total Meetings in fiscal Year 2003	4	1

The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The current membership of these committees is indicated in the foregoing section. The members of the Audit Committee are independent, as such term is defined in The NASDAQ Stock Market, Inc. Corporate Governance Rules. The Board of Directors does not have a standing Nominating Committee, but will appoint one if the Company is required to do so for regulatory reasons or the Board of Directors believes it is in the Company’s shareholders best interests.  Accordingly, the Board of Directors has not adopted a Nominating Committee Charter.  If appointed, the members of the Nominating Committee would meet the applicable independence standard.

The Board of Directors will consider for nomination as directors persons recommended by shareholders.  Such recommendations must be in writing and delivered to Ballistic Recovery Systems, Inc., Attention: Corporate Secretary, 300 Airport Road, South St. Paul, Minnesota 55075.  The Company has not received a recommendation for a nominee to the Board of Directors by a shareholder or a group of shareholders owning more than 5% of the Company’s voting stock.  The Company does not pay a fee to any third party provider to identify or assist the Board of Directors in identifying potential nominees.  The Board of Directors is in the process of reviewing its nominating procedures to ensure that the Company is in compliance with new rules adopted by the Securities and Exchange Commission.

Presently, all of the members of the Board of Directors meet to consider membership on the Board.  The Board of Directors has no predefined minimum criteria for selecting Board of Directors nominees, although it believes that all independent directors should share qualities such as, independence, relevant, non-competitive experience; and strong communication and analytical skills. In any given search in the future, the Board of Directors may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board of Directors and the perceived needs of the Company.

Compensation Committee:

The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers. During fiscal year 2003, the Compensation Committee held one meeting.

Audit Committee:

The Audit Committee makes recommendations as to the selection of independent auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The Audit Committee’s responsibilities are further described in the report of the Audit Committee on page 9 of this proxy statement.  During fiscal year 2003, the Audit Committee held four meetings.

Shareholder Communication with the Board of Directors:

The Board of Directors has not formally adopted a process to provide shareholders with direct communication with the Board of Directors.  Shareholders wishing to contact the Board of Directors should do so in writing and delivered to Ballistic Recovery Systems, Inc., Attention: Corporate Secretary, 300 Airport Road, South St. Paul, Minnesota 55075, addressed to the Board, the Chairman, an individual member of the Board or any committee of the Board.  The Company encourages the members of the Board of Directors to respond to any shareholder communication they may receive.  The Company believes it has good relations with its shareholders.

Annual Meeting Attendance:

The Board members are not required to attend the Company’s Annual Meeting, although all Board members have attended each of the last three Annual Meetings.  The Board has historically followed each Annual Meeting with a Board of Directors meeting.  At the time of the 2003 Annual Meeting, the Board had five members, all of which attended the 2003 Annual Meeting.

DIRECTOR COMPENSATION

Fiscal 2003

In fiscal year 2003, each of our non-employee directors received $4,500 per Board meeting, with the exception of the Board’s CEO Review meeting, where each member received $2,250.  Additionally, the Chairman received an additional $1,000 per Board meeting during fiscal 2003, with the exception of the Board’s CEO Review meeting, where the Chairman received an additional $500.  For fiscal year 2003, the Compensation Committee members received $1,000 per meeting, with the Compensation Committee Chairman receiving an additional $500 per meeting and the Audit Committee members received $2,250 per meeting for the first meeting and $1,000 per meeting for all subsequent meetings, with the Chairman of the Audit Committee receiving an additional $500 per meeting.  Mr. Thomas, an employee director of the Company, received no separate compensation for board meetings.

In fiscal 2003, each director was granted stock options to purchase 15,000 shares of the Company’s common stock, which vested immediately following election to the Board of Directors at the 2003 Annual Meeting of Shareholders.  Mr. Nelson was granted an additional option for 5,000 shares for his position as Chairman.  The exercise price for all such options was $1.05, the fair market value of the Company’s common stock on the date of grant, and expire five years from the date of grant.

A total of $139,000 was paid in Board and Committee fees in fiscal year 2003 as follows:  Mr. Adams, $29,250; Mr. Brandt, $36,000; Mr. Nelson, $43,500; and Mr. Popov, $30,250.

In addition to director and committee fees, the Company paid consulting fees to Mr. Popov of $4,635 for additional services provided to the Company.

Directors, to the extent they are shareholders of the Company’s common stock, also participated in the $.05 per share cash dividend which was paid in January 2003.

Fiscal 2004

For fiscal 2004, non-employee directors will receive $4,500 per board meeting while the chairman will receive $5,500 per board meeting.  Members of the Compensation Committee and Audit Committee will receive $1,000 per meeting, with the chairman of said committee receiving an additional $500 per meeting, provided that no fees will be paid for meetings held in conjunction with regular Board meetings.  Furthermore, while no decision has been made as of the date of this Proxy Statement, the Company may issue to each director stock options to purchase 15,000 shares of the Company’s common stock immediately following election to the Board of Directors at the fiscal 2004 Annual Meeting of Shareholders.  Any such options granted would be vested immediately and have an exercise price equal to the fair market value on the date of grant, and expire five years from the date of grant.  Finally, directors, to the extent that they are shareholders of the Company’s common stock will also participate in cash dividends, including the $.06 per share cash dividend paid in January 2004.

PROPOSAL 2.  PROPOSED BALLISTIC RECOVERY SYSTEMS, INC.  2004 STOCK OPTION PLAN

Subject to ratification by the shareholders, on January 5, 2004, the Board of Directors adopted and approved the Ballistic Recovery Systems, Inc. 2004 Stock Option Plan (the “2004 Plan”), pursuant to which 600,000 shares of the Company’s common stock would be reserved for issuance.  The following summary of the 2004 Plan that follows is qualified in its entirety by reference to the complete text, a copy of which is attached to this Proxy Statement as Appendix A.

Description of the 2004 Plan

General.

The purpose of the 2004 Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees of the Company.  The 2004 Plan is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors.  The Committee may grant Incentives to employees of the Company (including officers and directors of the Company), directors, consultants, advisors or other independent contractors who provide services to the Company, in the following forms, each of which is discussed below: (a) incentive and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; and (e) performance shares.

The maximum number of shares of Common Stock which may currently be issued under the 2004 Plan is 600,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This number represents approximately 9.6% of the outstanding shares of the Company’s Common Stock on the Record Date.

Description of Incentives.

Stock Options.  The Committee may grant non-qualified and incentive stock options to eligible plan participants to purchase shares of Common Stock from the Company. The 2004 Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, whether the option is an incentive stock option or a non-statutory stock option, the term of each option, the manner of exercise and the time or times during its term when the option becomes exercisable.

Stock Appreciation Rights.  A stock appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised.  For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant.  The Committee has the discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR.

Stock Awards.  Stock awards consist of the transfer by the Company to an eligible plan participant of shares of Common Stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Committee.

Restricted Stock.  Restricted stock consists of the sale or transfer by the Company to an eligible plan participant of one or more shares of Common Stock that are subject to restrictions on their sale or other transfer by the plan participant. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among plan participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2004 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

Performance Shares.  Performance shares consist of the grant by the Company to an eligible plan participant of a contingent right to receive cash or payment of shares of Common Stock. The performance shares shall be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria are determined by the Committee.

Transferability of Incentives.

Except as otherwise determined by the Committee, Incentives granted under the 2004 Plan are non-transferable during the recipient’s lifetime, and may be transferred only in the event of the holder’s death, by will or the laws of descent and distribution.

Amendment of the 2004 Plan.

The Board of Directors may amend or discontinue the 2004 Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) increase the maximum number of shares of Common Stock which may be issued to all employees under the 2004 Plan, (c) materially change or expand the types of Incentives that may be granted under the 2004 Plan, (d) materially modify the requirements as to eligibility for participation in the 2004 Plan, or (e) materially increase the benefits accruing to participants. Certain 2004 Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the 2004 Plan, or change the requirements for eligibility under the 2004 Plan.

Immediate Acceleration of Incentives

Unless otherwise agreed to in a written agreement between a recipient of an Incentive hereunder and the Company, or unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined in the 2004 Plan), upon the occurrence of certain change of control events described in the 2004 Plan, (a) the restrictions on all shares of restricted stock awards shall lapse immediately, (b) all outstanding options and SARs will become exercisable immediately, and (c) all performance criteria shall be deemed to be met and payment made immediately.

Federal Income Tax Consequences

The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986 in its current form and current judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of the Common Stock may vary depending on a holder’s particular status.

A plan participant who receives restricted stock or performance shares subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. A plan participant may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the plan participant.

A plan participant who receives a stock award under the 2004 Plan consisting of shares of Common Stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the plan participant is required to treat as ordinary income.

When a non-qualified stock option granted pursuant to the 2004 Plan is exercised, the plan participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the plan participant is required to treat as ordinary income.

Options that qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee’s hands, will be treated as long-term capital gain or loss; (iii) the optionee’s basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an “item of tax preference” for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee’s basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares surrendered is carried over to the shares received in replacement of the previously owned shares. If the option is a non-statutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

When a stock appreciation right granted pursuant to the 2004 Plan is exercised, the plan participant will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

New Plan Benefits

No awards will be granted under the 2004 Plan prior to its approval by the Company’s shareholders.  While no decision has been made as of the date of this Proxy Statement, the Company may issue to each director stock options to purchase 15,000 shares of the Company’s common stock immediately following election to the Board of Directors at the fiscal 2004 Annual Meeting of Shareholders.  The table below sets forth the number of shares of the Company’s common stock underlying the grants of Incentives that may be received under the 2004 Plan during the fiscal year ending September 30, 2004 for Executive Officers and Directors who are not Executive Officers.  No determination has been made with respect to grants to other employees as a group.  The options, if issued, will be granted at the fair market value as of the date of grant.  This table is furnished pursuant to the rules of the Securities and Exchange Commission.

Name and Position	Dollar Value ($)	Options Granted
Mark B. Thomas, Chief Executive Officer and Chief Financial Officer	0	15,000
All Executive Officers, as a group	0	15,000
All Directors who are not Executive Officers, as a group (4 persons)	0	60,000
All Employees, including all officers who are not Executive Officers, as a group	0	0

Proxies and Voting

The adoption of the 2004 Plan requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the common stock present and entitled to vote at the Meeting.  A shareholder who abstains with respect to the approval of the

2004 Plan is considered to be present and entitled to vote on the approval of the 2004 Plan at the Meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on the approval of the 2004 Plan, shall not be considered present and entitled to vote on the approval of the 2004 Plan.

The Board of Directors unanimously recommends that you vote FOR approval and adoption of the 2004 Stock Option Plan.

OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to beneficial ownership of our common stock as of January 20, 2004, by: (a) each person or entity known by us to own beneficially more than five percent of our common stock; (b) each director and nominee for election as a director of the Company; (c) each of our executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below; and (d) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. The address of each director and executive officer named below is the same as that of the Company (300 Airport Road, South St. Paul, MN  55075) unless otherwise stated.

Name and Address Of Beneficial Owner	Title	Number of Shares Owned (1)		Percent of Class

Darrel D. Brandt	Director	1,904,077	(2)	30.14%

Boris Popov	Director	557,846	(3)	8.85%

Thomas H. Adams, Jr.	Director	229,182	(4)	3.61%

Mark B. Thomas	Director, Chief Executive Officer & Chief Financial Officer	166,850	(5)	2.65%

Robert L. Nelson	Director and Chairman	120,050	(6)	1.91%

All executive officers And directors as a Group (6 persons)		2,979,005	(7)	45.33%

(1)           Unless otherwise indicated, all persons have sole voting power and sole investment power with respect to the shares indicated.  Includes shares that may be acquired by exercise of options currently exercisable (including options becoming exercisable within 60 days of January 20, 2004.)

(2)           Includes 71,250 shares issuable upon exercise of options exercisable within 60 days.

(3)           Includes 60,000 shares issuable upon exercise of options exercisable within 60 days.

(4)           Includes 95,000 shares issuable upon exercise of options exercisable within 60 days.

(5)           Includes 60,000 shares issuable upon exercise of options exercisable within 60 days.

(6)           Includes 40,000 shares issuable upon exercise of options exercisable within 60 days.

(7)           Includes 326,250 shares issuable upon exercise of options exercisable within 60 days.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us during 2003 and written representations from the executive officers, directors and greater-than-10% beneficial owners of our common stock, the following table shows the transactions for 2003 that were not in compliance.  All transactions were reported, but were not deemed filed timely under the regulations.

Name of Filer:	Description of Transaction:	Required Filing Date:	Actual Filing Date:

Darrel Brandt	Sale of 500 shares	02-27-03	11-13-03 on Form 5
Darrel Brandt	Sale of 1,900 shares	03-10-03	03-13-03
Darrel Brandt	Sale of 6,000 shares	04-02-03	04-12-03
Darrel Brandt	Grant of 15,000 options	03-20-03	03-27-03
Darrel Brandt	Sale of 2,400 shares	04-07-03	04-18-03
Darrel Brandt	Sale of 100 shares	04-10-03	04-18-03
Darrel Brandt	Sale of 1,000 shares	04-17-03	04-18-03
Darrel Brandt	Sale of 5,500 shares	05-23-03	05-30-03
Darrel Brandt	Sale of 8,600 shares	05-29-03	05-30-03
Thomas Adams	Exercise of 7,024 options	03-18-03	11-13-03 on Form 5
Thomas Adams	Grant of 15,000 options	03-20-03	11-13-03 on Form 5
Robert Nelson	Grant of 20,000 options	03-20-03	11-13-03 on Form 5
Mark B. Thomas	Exercise of 20,500 options	06-06-03	06-20-03

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation earned or awarded to the Chief Executive Officer of the Company for each of the last three fiscal years.  There were no long-term compensation awards given to the listed executive.  Mr. Thomas held the positions of Chief Executive Officer and Chief Financial Officer in each of the last three fiscal years.

	Annual Compensation
Principal Positions	Year	Salary	Bonus	Profit Sharing

Mark B. Thomas	2003	$165,962	$25,000	$8,575
Chief Executive Officer	2002	$139,346	$25,000	$9,108
& Chief Financial Officer	2001	$109,346	$34,050	$4,900

STOCK OPTIONS - OPTION GRANTS IN FISCAL 2003

NAME	NUMBER OF OPTIONS GRANTED	PERCENTAGE TOTAL OPTIONS GRANTED TO EMPLOYEES		EXERCISE PRICE	EXPIRATION DATE
Mark B. Thomas	15,000	13	% (1)	$1.05	03/18/08

(1) Issued to Mr. Thomas in his capacity as a director in Fiscal 2003.

AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND VALUE OF OPTIONS AT END OF FISCAL 2003

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT 09/30/03	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 09/30/03 ($) (2)
NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($) (1)	EXERCISABLE/ UNEXERCISABLE	EXERCISABLE/ UNEXERCISABLE
Mark B. Thomas	20,500	$25,625	60,000 / —	$5,456 / —

(1) Value determined by subtracting the exercise price per share from the closing price per share of our common stock on the date of exercise.

(2) Value determined by subtracting the exercise price from the closing price per share of our common stock on September 30, 2003 for all options that were in the money as of September 30, 2003.

EMPLOYMENT AGREEMENT

Mark B. Thomas, President and CEO, has a two-year employment agreement with the Company that became effective January 1, 2004.  Pursuant to the agreement, Mr. Thomas is to receive a base salary of $180,000 and is eligible to receive a bonus of up to 75% of the base salary based on obtaining certain pre-determined performance objectives.  Mr. Thomas is also eligible to receive and additional 25% of the base salary at the discretion of the Board of Directors.  The base salary and bonus performance objectives are established on an annual basis and can be reviewed and modified as agreed to by the Board of Directors and Mr. Thomas.  Mr. Thomas also receives medical, dental and other customary benefits.  The agreement provides that Mr. Thomas would receive an amount equal to the annualized base salary and pro-rata bonuses if terminated by the Company for a reason other than “cause” or if Mr. Thomas resigns his employment following “constructive termination”, as defined therein.  The employment agreement provides that Mr. Thomas will not compete with the Company for two years following termination of employment under terms of the agreement and the agreement contains certain nondisclosure and confidentiality provisions.  The agreement contains a provision for a one-year extension of the agreement if certain parameters are met.

SIGNIFICANT EMPLOYEES

John M. Gilmore, age 53, Vice-President of Sales, is an experienced sales executive, current aircraft owner and flight instructor with over 3,000 hours of flight time. He also taught ground school for Aviation Seminars. Mr. Gilmore was previously employed as vice president of sales and marketing for Jetways, Inc. He is a successful sales and marketing executive with over 15 years experience leading technology sales in the computer industry.

CODE OF ETHICS

The Company has adopted a code of ethics for its executive officers and controller, attached hereto as Appendix B.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of the following non-employee directors: Mr. Nelson, Chairman and Mr. Brandt.  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix C.

The Audit Committee oversees Ballistic Recovery Systems, Inc.’s financial reporting process on behalf of the Board of Directors and recommends to the Board of Directors the appointment of independent accountants. Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on the Company’s financial statements. The committee discusses with management and independent auditors the overall scope and plans for the audit and meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and the independent auditors. The Audit Committee reviewed the financial statements with management and the independent auditors, including a discussion of the application of accounting principles generally accepted in the United States of America, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with the independent auditors the auditors’ independence from management, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), and the Audit Committee received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Ballistic Recovery Systems, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, filed with the Securities and Exchange Commission.

Robert L. Nelson, Chair and Darrel Brandt

DETERMINATION OF AUDIT COMMITTEE FINANCIAL EXPERT

The Board considered whether any relevant member or members of the Audit Committee qualify as an “Audit Committee financial expert” as determined under Item 401 of Regulation S-B of the Securities and Exchange Commission. The Board considered whether any member of the audit committee possessed all of the following attributes:

1.               An understanding of generally accepted accounting principles and financial statements;

2.               The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3.               Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

4.               An understanding of internal control over financial reporting; and

5.               An understanding of audit committee functions.

The Board also considered whether any member had acquired the above attributes through:

1.               Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

2.               Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

3.               Experience overseeing or assessing the performance of companies or public accountant s with respect to the preparation, auditing or evaluation of financial statements; or

4.               Other relevant experience.

Based upon the foregoing and based upon representations made by Robert L. Nelson to the Board, the Board determined that Mr. Nelson is an Audit Committee financial expert.

Related Parties

The Company contracts with an officer/shareholder of the Company to coordinate its advertising.  Total advertising expenses were $88,838 for fiscal year 2003, with $39,259 of this total being paid to this individual.  The advertising rates charged are at or below current market rates.

INDEPENDENT AUDITORS

A representative from Virchow Krause & Company, LLP will have an opportunity to make a statement at the annual meeting and will be available to respond to appropriate questions from shareholders.

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS IN FISCAL 2003

Audit Fees

Audit fees billed or expected to be billed to the Company by Virchow Krause & Company, LLP for the audit of the financial statements for the fiscal year ended September 30, 2003 and for review of our quarterly reports, starting with the third quarter of the fiscal year, on Form 10-QSB and annual reviews on Form 10-KSB for the same fiscal year totaled $22,200.

Audit fees billed or expected to be billed to us by Callahan, Johnston & Associates, LLC for the audit of our financial statements for the fiscal year ended September 30, 2003 and for reviews of our quarterly reports on Form 10-QSB and annual reviews on Form 10-KSB for the same fiscal year totaled $2,200.

Financial Information Systems Design and Implementation Fees

We did not engage Virchow Krause & Company, LLP, or Callahan, Johnston & Associates, LLC to provide advice regarding financial information systems design and implementation during the last fiscal year.

All Other Fees

Fees billed or expected to be billed to us by Virchow Krause & Company, LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $2,200.

Audit Committee

The audit committee meets prior to filing of any Form 10QSB or 10KSB to approve those filings.  In addition, the committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work.  Approximately 95% of all fees paid to our independent auditors are pre-approved by the audit committee.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

The rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by Company action in accordance with federal proxy rules.  The 2004 Annual Meeting of Shareholders for the Company is expected to be held on or about March 15, 2005 and the proxy materials in connection with that meeting are expected to be mailed on or about January 31, 2004.  The Company, on or before October 1, 2004, must receive shareholder proposals prepared in accordance with the proxy rules.

OTHER MATTERS

We know of no matters other than those that are described in this proxy statement to come before the 2004 Annual Meeting of Shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

AVAILABILITY OF FORM 10-KSB

Due to the added disclosure requirements under the Sarbanes-Oxley Act, the Company has chosen to utilize its 2003 Form 10KSB as the content for the 2003 Annual Report, which is included with this Proxy Statement.  This and other SEC filings for the Company are also available at the Securities and Exchange Commission’s EDGAR service through the Internet at www.sec.gov/edgarhp.htm.  The Company’s trading symbol is BRSI or BRSI.OB.

/s/ Douglas H. Petersen

Douglas H. Petersen, CMA
Corporate Secretary

Dated: January 20, 2004

Appendix A

BALLISTIC RECOVERY SYSTEMS, INC.

2004 Stock Option Plan

1.                                       Purpose.  The purpose of the 2004 Stock Option Plan (the “Plan”) of Ballistic Recovery Systems, Inc., a Minnesota corporation (the “Company”), is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, directors and consultants.  Incentives may consist of opportunities to purchase or receive shares of common stock, $0.01 par value, of the Company (“Common Stock”), monetary payments or both on terms determined under this Plan.

2.                                       Administration.

2.1                                 The Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company (the “Board”).  The Committee shall consist of not less than two directors of the Company who shall be appointed from time to time by the board of directors of the Company.  Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Committee shall have complete authority to determine all provisions of all Incentives awarded under the Plan (as consistent with the terms of the Plan), to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan.  The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.  No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentives granted under the Plan.  The Committee will also have the authority under the Plan to amend or modify the terms of any outstanding Incentives in any manner; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any recipient on an Incentive adversely affected by such amended or modified terms has consented to such amendment or modification.  No amendment or modification to an Incentive, however, whether pursuant to this Section 2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive for purposes of this Plan.  If at any time there is no Committee, then for purposes of the Plan the term “Committee” shall mean the entire Board.

2.2                                 In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected participant, amend or modify the vesting criteria of any outstanding Incentive that is based in whole or in part on the financial performance of the Company (or any subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

3.                                       Eligible Participants.  Employees of the Company or its subsidiaries (including officers and employees of the Company or its subsidiaries), directors and consultants, advisors or other independent contractors who provide services to the Company or its subsidiaries shall become eligible to receive Incentives under the Plan when designated by the Committee.  Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate.  Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee; provided, however, that if the entire Board is serving as the Committee, then any Incentive awarded to an officer shall be approved by a majority of the “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act).  Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.                                       Types of Incentives.  Incentives under the Plan may be granted in any one or a combination of the following forms:  (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5.                                       Shares Subject to the Plan.

5.1.                              Number of Shares.  Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 600,000 shares of Common Stock.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2.                              Cancellation.  To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option.  In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised or unvested as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise.  In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise.  The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

6.                                       Stock Options.  A stock option is a right to purchase shares of Common Stock from the Company.  The Committee may designate whether an option is to be considered an incentive stock option or a non-statutory stock option.  To the extent that any incentive stock option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such incentive stock option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a non-statutory stock option.  Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.                              Price.  The option price per share shall be determined by the Committee, subject to adjustment under Section 11.6.

6.2.                              Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6.  The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

6.3.                              Duration and Time for Exercise.  Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but in no event shall be more than ten years from the date of grant.  Each stock option, or portion thereof, shall become exercisable at such time or times as may be designated by the Committee at the time of the stock option grant. The Committee may accelerate the vesting of any stock option.

6.4.                              Manner of Exercise.  Subject to the conditions contained in this Plan and in the agreement with the recipient evidencing such option, a stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares.  The exercise price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; (b) by delivery of shares of Common Stock that are already owned by the participant in payment of all or any part of the exercise price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value.  The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee.  Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.  Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such stock options as to which there is a record date preceding the date the participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

6.5.                              Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)                                  The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company) shall not exceed $100,000.  The determination will be made by taking incentive stock options into account in the order in which they were granted.

(b)                                 Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)                                  All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by board of directors or the date this Plan was approved by the Company’s shareholders.

(d)                                 Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.  No Incentive Stock Option may be exercisable after ten (10) years from its date of grant (five (5) years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

(e)                                  The exercise price for Incentive Stock Options shall be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option; provided that the exercise price shall be 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company.

7.                                       Stock Appreciation Rights.  An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4.  An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option.  Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1.                              Number; Exercise Price.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6.  In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.  The exercise price of an SAR will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

7.2.                              Duration.  Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant.  Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable.  The Committee may in its discretion accelerate the exercisability of any SAR.

7.3.                              Exercise.  An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise.  Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4.                              Payment.  Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)                                  the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the exercise price of the shares of Common Stock under the stock option or (2)

in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

(b)                                 the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable.  No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8.                                       Stock Awards and Restricted Stock.  A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company.  The participant receiving a stock award will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock award under this Section 8 upon the participant becoming the holder of record of such shares.  A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant, which restrictions and conditions may be determined by the Committee as long as such restrictions and conditions are not inconsistent with the terms of the Plan.  The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1.                              Number of Shares.  The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2.                              Sale Price.  The Committee shall determine the price, if any, at which shares of restricted stock shall be sold or granted to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3.                              Restrictions.  All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)                                  a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, Disability or retirement of the holder of such shares, or otherwise);

(b)                                 a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions; or

(c)                                  such other conditions or restrictions as the Committee may deem advisable.

8.4.                              Escrow.  In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant.  Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.  Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2004 Stock Option Plan of Ballistic Recovery Systems, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company.  A copy of the 2004 Stock Option Plan and the agreement is on file in the office of the secretary of the Company.

8.5.                              End of Restrictions.  Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6.                              Shareholder.  Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.  Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.  Unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the restrictions set forth above will be subject to the same restrictions as the shares to which such dividends or distributions relate.  In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.  In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

9.                                       Performance Shares.  A performance share consists of an award which shall be paid in shares of Common Stock, as described below.  The grant of a performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1.                              Performance Objectives.  Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the participant before the end of a specified period.  The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine.  If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash as determined by the Committee.  If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2.                              Not Shareholder.  The grant of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3.                              No Adjustments.  No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4.                              Expiration of Performance Share.  If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or Disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee.  In the event of termination of employment or consulting by reason of death, Disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.                                 Change of Control.

10.1                           Change in Control.  For purposes of this Section 10, a “Change in Control” of the Company will mean the following:

(a)                                  the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)                                 the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)                                  any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as defined below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors); provided that a traditional institution or venture capital financing transaction shall be excluded from this definition;

(d)                                 a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuing Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors).

10.2                           Continuing Directors.  For purposes of this Section 10, “Continuing Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Continuing Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

10.3                           Acceleration of Incentives.  Without limiting the authority of the Committee under the Plan, if a Change of Control of the Company occurs whereby the acquiring entity or successor to the Company does not assume the Incentives or replace them with substantially equivalent incentive awards, then upon the effective date of any such Change in Control, unless otherwise determined by the board of directors and a majority of the Continuing Directors, (a) all outstanding options and SARs will vest and will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in the employ or service of the Company or any subsidiary of the Company or any acquiring entity or successor to the Company; (b) the restrictions on all shares of restricted stock awards shall lapse immediately; and (c) all performance shares shall be deemed to be met and payment made immediately.

10.4                           Cash Payment for Options.  If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an option at the time of grant or at any time after the grant of an option, and without the consent of any participant affected thereby, may determine that:

(a)                                  some or all participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such options; and

(b)                                 any options as to which, as of the effective date of any such Change in Control, the Fair Market Value of the shares of Common Stock subject to such options is less than or equal to the exercise price per share of such options, shall terminate as of the effective date of any such Change in Control.

If the Committee makes a determination as set forth in subparagraph (a) of this Section 10.4, then as of the effective date of any such Change in Control of the Company, such options will terminate as to such shares and the participants formerly holding such options will only have the right to receive such cash payment(s).  If the Committee makes a determination as set forth in subparagraph (b) of this Section 10.4, then as of the effective date of any such Change in Control of the Company such options will terminate, become void and expire as to all unexercised shares of Common Stock subject to such options on such date, and the participants formerly holding such options will have no further rights with respect to such options.

11.                                 General.

11.1.                        Effective Date.  The Plan will become effective upon approval by the Board and the Company’s shareholders.

11.2.                        Duration.  The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.  No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of the Company.

11.3.                        Non-transferability of Incentives.  Except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, unless approved by the Committee, no stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and the Company shall not be required to recognize any attempted assignment of such rights by any participant.  During a participant’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

11.4.                        Effect of Termination, Death or Disability.  In the event that a participant ceases to be an employee of or consultant to the Company, or the participants other service with the Company is terminated, for any reason, including death, but excluding “Disability,” any Incentives may be exercised or shall expire at such times as may be determined by the Committee in its sole discretion in the agreement evidencing an Incentive.  Notwithstanding any provision to the contrary contained in the Plan, in the event that a participant ceases to be employed or engaged by the Company, or is otherwise unable to render services to the Company, as a result of a Disability, any portion of a stock option Incentive that has vested as of the date of such Disability shall remain exercisable for the remaining term of such stock option, or such lesser period as provided in the agreement evidencing the terms of such stock option; provided, however, that all portions of a stock option Incentive that have not yet vested or are scheduled to vest in the future shall not vest and the employee’s rights to such portion of the stock option shall terminate.  Notwithstanding the other provisions of this Section 11.4, upon a participant’s termination of employment or other service with the Company and all subsidiaries (other than as a result of a Disability), the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause options and SARs (or any part thereof) then held by such participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Shares and Stock Awards then held by such participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Incentive may remain exercisable or continue to vest beyond its expiration date.  Any Incentive Stock Option that remains unexercised more than one (1) year following termination of employment by reason of death or Disability or more than three (3) months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.  The term “Disability” shall mean, with respect to a participant, that such participant is unable to perform a significant part of his or her duties and responsibilities as an employee, director, consultant or other advisor to the Company by reason of such participant’s physical or mental injury or illness, and such inability lasts for a period of at least 180 consecutive days.

11.5.                        Additional Conditions.  Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Incentives granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.6.                        Adjustment.  In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the corporate structure of the Company or shares of the Company, the exercise price of an outstanding Incentive and the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock in order to prevent dilution or enlargement of the rights of the participants.  In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

11.7.                        Incentive Plans and Agreements.  Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee.  The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

11.8.                        Withholding.

(a)                                  The Company shall have the right to (i) withhold and deduct from any payments made under the Plan or from future wages of the participant (or from other amounts that may be due and owing to the participant from the Company or a subsidiary of the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive, or (ii) require the participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive.  At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld.  The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)                                 Each Election must be made prior to the Tax Date.  The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.  An Election is irrevocable.

(c)                                  If a participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then an Election is subject to the following additional restrictions:

(1)                                  No Election shall be effective for a Tax Date which occurs within six months of the grant or exercise of the award, except that this limitation shall not apply in the event death or Disability of the participant occurs prior to the expiration of the six-month period.

(2)                                  The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

11.9.                        No Continued Employment, Engagement or Right to Corporate Assets.  No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.  Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.10.                  Deferral Permitted.  Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive.  Payment may be deferred at the option of the participant if provided in the Incentive.

11.11.                  Amendment of the Plan.  The Board may amend, suspend or discontinue the Plan at any time; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body.  No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive without the consent of the affected participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 11.6 of the Plan.

11.12.                  Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be determined by reference to the last sale price of a share of Common Stock on the principal United States Securities Exchange registered under the 1934 Act on which the Common Stock is listed (the “Exchange”) or, on the National Association of Securities Dealers, Inc. Automatic Quotation System (including the National Market System and the SmallCap Stock Market) (collectively “NASDAQ”) or, on the Over The Counter Bulletin Board System (the “OTCBB”) on the applicable date. If the Exchange, NASDAQ or the OTCBB is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on the Exchange, NASDAQ or the OTCBB. If the Common Stock is not listed on an Exchange, NASDAQ or the OTCBB, Fair Market Value shall be determined by the Committee or the Board of Directors of the Company, which such valuation determination shall be conclusive.

11.13                     Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements.  Notwithstanding anything in the Plan to the contrary, in the event that a participant materially breaches the terms of any confidentiality, assignment of inventions, or non-compete agreement entered into with the Company or any subsidiary of the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company or any subsidiary, the Committee in its sole discretion may immediately terminate all rights of the participant under the Plan and any agreements evidencing an Incentive then held by the participant without notice of any kind.

11.14                     Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

11.15                     Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the participants in the Plan.

Appendix B

Ballistic Recovery Systems, Inc. - Code of Ethics For Senior Financial Executives

The Code of Ethics of Ballistic Recovery Systems, Inc. (the “Company”) sets forth the standards and procedures to be followed by the Chief Executive Officer, President, Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions for the Company (the “Senior Financial Executives”) to promote honest and ethical conduct, appropriate disclosure in Company’s periodic reports and other documents filed with the Securities and Exchange Commission, and compliance with applicable governmental rules and regulations.  This Code of Ethics supplements the Company’s Code of Conduct, which also applies to all Senior Financial Executives.

Conflicts of Interest:

All Senior Financial Executives should be scrupulous in avoiding a conflict of interest with respect to the Company’s interests.  A “conflict of interest” exists whenever an individual’s private or personal interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company.  A conflict of interest may arise when a Senior Financial Executive takes an action or has an interest that may make it difficult to perform his or her work for the Company objectively and effectively.  A conflict of interest may also arise when a Senior Financial Executive, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether the benefit is received from the Company or a third party; this includes loans to, or guarantees of, Senior Financial Executives or member of his or her family.

Conflicts of interest are prohibited as a matter of Company policy, unless approved in advance under applicable guidelines established by the Board of Directors or a Committee of the Board.  Conflicts of interest may not always be obvious, so any question concerning a potential conflict of interest should be reviewed with higher levels of management, or the Company’s attorney.  Any employee, officer or director of the Company who becomes aware of a conflict, or a potential conflict, involving a Senior Financial Executive should bring it to the attention of a member of the Audit Committee of the Board of Directors.  If the concern requires confidentiality, including keeping identity anonymous, then this confidentiality will be protected, except to the extent necessary to conduct an effective investigation, or as may be required under applicable law, regulation or legal proceedings.

Corporate Opportunity:

Senior Financial Executives are prohibited from (a) taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) having a financial interest in or another material relationship with a supplier, competitor or customer of the Company, either directly or by the spouse or other immediate family member of the Senior Financial Executive.  However, the latter provision (c), does not extend to ownership, either directly or indirectly, by a Senior Financial Executive and members of his or her family of 1% or less of the equity interests in any publicly-owned corporation that is a competitor or a substantial supplier or customer of the Company and whose equity securities are traded on the open market.  Any such potential or actual conflict of interest must be disclosed to the Board of Directors, and the Senior Financial Executive must comply with any measure that may be required by the Audit Committee or the Board of Directors in order to avoid or eliminate such conflict.

Accounting Complaints:

The Company’s policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company.  If a Senior Financial Executive, or any other employee of the Company, has concerns or complaints regarding questionable accounting or auditing matters involving the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit Committee of the Board of Directors.  Such submissions may be directed to the Audit Committee, or to any director that is a member of the Audit Committee.  If the concern requires confidentiality, including keeping identity anonymous, then this confidentiality will be protected, except to the extent necessary to conduct an effective investigation or as required under applicable law, regulation or legal proceedings.

Compliance with Laws:

Senior Financial Executives and executive officers shall comply, and oversee compliance by employees, officers and directors, with all laws, rules and regulations applicable to the Company, including insider-trading laws.

Disclosure Controls and Procedures:

Federal securities laws impose disclosure requirements on the Company, including requiring the Company to file certain reports with the Securities and Exchange Commission and to make certain public disclosures.  Such reports and disclosures must comply with all applicable legal requirements.

The Company has adopted certain disclosure controls and procedures in connection with its reporting and other public disclosures.  Each Senior Financial Executive must strictly adhere to such controls and procedures.  All Senior Financial Executives must ensure that such reports and disclosures are (I) full, fair, timely, factual, accurate and understandable and (II) meet all legal requirements.  These requirements apply to all public disclosures of material information about the Company, including written disclosures, oral statements, visual presentations, analyst and press conferences, and media and investor calls.

Reporting Illegal or Unethical Behavior:

The Company’s Code of Conduct describes procedures for reporting possible violations of the Company’s Code of Conduct.  The same procedures should be followed for reporting possible violations of this Code of Ethics.  If an employee does not believe it appropriate or is not comfortable following those procedures, the he or she may contact the Audit Committee of the Board of Directors, or any director that is a member of that Committee.  If the concern requires confidentiality, including keeping identity anonymous, then this confidentiality will be protected, except to the extent necessary to conduct an effective investigation, or a required under applicable law, regulation or legal proceedings.

No Retaliation; Failure to Comply:

As stated in the Code of Conduct, the Company is committed to protecting employees who make good faith reports or complaints of possible violations of the Code of Ethics from reprisals or retaliation.  On the other hand, an employee, including a Senior Financial Executive, who participates in or conceals a violation of this Code of Ethics, may be subject to disciplinary action, including the possibility of termination of employment.

Waivers:

Senior Financial Executives should understand the waivers or exceptions to the Code of Ethics or Code of Conduct will be granted only in advance and only under exceptional circumstances.  A waiver of either Code for any corporate officer may be made only by the Board of Directors, or a committee of the Board of Directors, and will be promptly disclosed to shareholders to the extent required under applicable law and regulations.

Appendix C

Ballistic Recovery Systems, Inc. – Audit Committee Charter

The following Audit Committee Charter was adopted and ratified by the Board of Directors on May 7, 2002.  The Audit Committee and the Board of Directors will amend this Audit Committee Charter, if necessary, to conform with additional rules and regulations promulgated by the Securities and Exchange Commission in connection with the Sarbanes-Oxley Act of 2002.  The Audit Committee Charter is as follows:

There shall be a Committee of Ballistic Recovery Systems, Inc. (“BRS”) Board of Directors to be known as the Audit Committee (the “Committee).  The Committee shall be composed of outside directors who are independent of management of BRS and are free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment as a Committee member (“Independent Directors”).  The Committee shall consist of at least two Independent Directors.

The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to shareholders, potential shareholders and the investment community relating to the quality and integrity of BRS’ accounting and financial reporting practices.  In so doing, it is the responsibility of the Committee to maintain free and open means of communications between the directors, the independent auditors, and the financial management of BRS.

In carrying out these responsibilities, the Committee will:

1.                                       Review and recommend to the Board of Directors, the engagement or termination of BRS’ independent auditors.

2.                                       Meet with the independent auditors and financial management of BRS to review the scope of the proposed audit for each year and the audit procedures to be utilized and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

3.                                       Review the independence of BRS’ independent auditors.

4.                                       Review with the independent auditors and with BRS’ financial accounting personnel, the adequacy and effectiveness of accounting and financial controls of BRS and consider any recommendations for improvement of such internal controls.

5.                                       Prior to the release of the annual report to shareholders, the Committee should review the financial statements with the independent auditors to ensure satisfactory disclosure and content.  Any changes in accounting principles should be reviewed.

6.                                       Examine and consider such other matters in relation to the internal and external audit of BRS’ accounts and in relation to the financial affairs of and its accounts as the Committee may, in its own discretion, determine to be desirable.

7.                                       Consult directly with BRS’ independent auditors with respect to the above matters, to the extent the Committee may, in its own discretion, determine to be advisable.

8.                                       Within the scope of its duties, the Committee has the right and the responsibility to investigate or have investigated any variance or matter of concern brought to its attention.  It specifically has the power to consult with legal counsel or retain outside counsel for this purpose if, in its judgment, that is appropriate.

9.                                       Review and approve (with the concurrence of a majority of the disinterested directors of BRS) any transactions with affiliated parties.

10.                                 At all meetings of the Committee, sufficient opportunity should be made available for the independent auditors to meet with members of the Committee without members of the management present.  Among items for potential discussion in these meetings are the independent auditor’s evaluation of BRS’ financial and accounting personnel, and the cooperation that the independent auditors received during the course of their audit.

11.                                 Minutes and Reports of all meetings of the Committee shall be given to the Board of Directors.

In carrying out their responsibilities, the Committee should remain operationally flexible in order that it can best react to changing conditions and environment and to assure the directors and shareholders that the corporate accounting and financial reporting practices of BRS are in accordance with all requirements and are of the highest quality.

It is acknowledged that the scope of activity being undertaken by the Committee is evolving actively at this time.  Therefore, the Board may choose to alter or amend this charter at any time.

BALLISTIC RECOVERY SYSTEMS, INC.

PROXY

ANNUAL MEETING OF SHAREHOLDERS - MARCH 16, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated January 20, 2004, revoking any proxy previously given, hereby appoint(s) Robert L. Nelson and Mark B. Thomas as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Ballistic Recovery Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Central Time on Tuesday, March 16, 2004, at Fleming Field, New Terminal Building, South St. Paul, Minnesota 55075, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

1.	Election of directors:	01 Thomas H. Adams, Jr.	04 Boris Popov
		02 Darrel D. Brandt	05 Mark B. Thomas
03 Robert L. Nelson

		FOR all nominees, Listed above (except as Specified below).	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:

2.	Vote upon proposed Ballistic Recovery Systems, Inc. 2004 Stock Option Plan (“the Plan”):

	FOR the Plan		WITHHOLD AUTHORITY for the Plan

3.	Upon such other matters as may properly come before the meeting.

It is important that each shareholder complete, date, sign, and mail this Proxy as soon as possible.  Your vote is important!

Dated and Signed	, 2004.

Signature of Shareholder(s)	Signature of Shareholder(s)

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DO NOT FORGET TO DATE THIS PROXY.